Exhibit 99.1

Trxade Group, Inc. Files FDA Emergency Use Authorization for
Rapid COVID-19 Testing Kit

TAMPA, FL (Access Newswire)– April 1st, 2020 – Trxade Group, Inc. (NASDAQ: MEDS) an integrated drug procurement, delivery and healthcare platform, announces its wholly-owned subsidiary, Integra Pharma Solutions, has filed for an Emergency Use Authorization (EUA) with the U.S. Food and Drug Administration (FDA) in collaboration with its partnered manufacturer of the SARS-CoV-2 IgM/IgG Antibody Rapid Test Kit. Under section 564 of the Federal Food, Drug, and Cosmetic Act (FD&C Act), the FDA Commissioner may allow unapproved medical products or unapproved uses of approved medical products to be used in an emergency to diagnose, treat, or prevent serious or life-threatening diseases or when there are no adequate, approved, and available alternatives.

Filing the EUA has dual purposes; first it serves as notification to FDA that Trxade Group will be distributing the test and secondly, if the EUA is approved, it enables Trxade Group to market the product for diagnostic use. Currently, the test is intended to aid in presenting a qualitative overview of antibody presence in patients who have possibly been infected by the Coronavirus (COVID-19).

The rapid test is intended to be administered at the point of care with no additional instrumentation needed. Trxade has announced 20,000 units available for purchase as pre-orders as soon as April 10, 2020. The strategic partnership entered into by Trxade aims to scale distribution efforts to up to 1,000,000 units in order to supply healthcare facilities and provider offices nationwide to assist with providing value-based care.

Features of the SARS-CoV-2 IgM/IgG Antibody Rapid Test Kit:

●	This rapid immunochromatography test provides qualitative detection of specific antibodies (IgM and IgG) found to match those of COVID-19 and is not meant solely for diagnostic purposes

●	Tests are not meant for home use and should be performed under the supervision of a qualified healthcare professional

●	The novel Antibody Rapid Test Kit begins working from blood drawn with a single pinprick, providing results within 15 minutes

●	Negative test results do not rule out infection and follow-up testing with molecular diagnostics should be considered in patients with signs and symptoms or recent exposure to the virus

About Trxade Group, Inc.

Headquartered in Tampa, Florida, Trxade Group, Inc. (Nasdaq: MEDS) is an integrated drug procurement, delivery and healthcare platform that fosters price transparency and thereby improves profit margins for both buyers and sellers of pharmaceuticals. Trxade Group operates across all 50 states with the central mission of making healthcare services affordable and accessible. Founded in 2010, Trxade Group is comprised of four synergistic operating platforms; the Trxade B2B trading platform with 12,100 registered pharmacies, Integra Pharma Solutions virtual wholesale division, affordable telehealth services through its Bonum Health platform and the coordination of a nationwide distribution network through independent pharmacies or mail order delivery via its DelivMeds app. For additional information, please visit us at www.trxade.com, www.delivmeds.com, and www.bonumhealth.com.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of Trxade’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Trxade, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in filings made by Trxade with the Securities and Exchange Commission, including, but not limited to, in the “Risk Factors” sections in its Form 10-Ks and Form 10-Qs and in its Form 8-Ks, which we have filed, and file from time to time, with the U.S. Securities and Exchange Commission. These reports are available at www.sec.gov. Other unknown or unpredictable factors also could have material adverse effects on Trxade’s future results and/or could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements which include, among others, the following: a delay in, or the failure of, the FDA’s approval of the test kit described above, the inability to successfully manufacture, ship or control the quality of, the test kit, and the ultimate cost of the production of such test kit. The forward-looking statements included in this press release are made only as of the date hereof. Trxade cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Investor Relations: Simonne Valdez 800-261-0281 IR@trxade.com	Corporate Communications: www.NetworkNewsWire.com 212.418.1217 Office Editor@NetworkWire.com